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Exhibit 99(h)

Clough Global Equity Fund
(a Delaware statutory trust)

[            ] Auction Market Preferred Shares ("AMPS")

[            ] Shares [            ]%, Series [M28]
[            ] Shares [            ]%, Series [F7]
Liquidation Preference $25,000 per Share

FORM OF PURCHASE AGREEMENT

September [            ], 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        Clough Global Equity Fund, a Delaware statutory trust (the "Trust"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of [            ] shares of its Auction Market Preferred Shares, Series M28 and [    ] shares of its Auction Market Preferred Shares, Series F7, each with a liquidation preference of $25,000 per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Trust's Statement of Preferences of Auction Market Preferred Shares, dated [            ], 2005 (the "Statement of Preferences"), and the Trust's Agreement and Declaration of Trust, dated January 25, 2005 (the "Charter"), each in the form filed as an exhibit to the Registration Statement referred to in the second following paragraph to this Agreement, as the same may be amended from time to time. The Trust and the Trust's investment adviser, Clough Capital Partners L.P., a Delaware limited partnership ("Clough" or the "Investment Adviser"), and the Trust's administrator, ALPS Mutual Funds Services, Inc., a Colorado corporation (the "Administrator"), confirms their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Underwriter") with respect to the issue and sale by the Trust and the purchase by the Underwriter of the respective number of AMPS set forth in Schedule A hereto.

        The Trust understands that the Underwriter proposes to make a public offering of the AMPS as soon as it deems advisable after this Agreement has been executed and delivered.

        The Trust has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-126769 and No. 811-21712) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Trust will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Trust has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriter for use in connection with the offering of the AMPS, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated [            ], 2005 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

  SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Trust, the Administrator and the Investment Adviser.    The Trust, the Administrator and the Investment Adviser jointly and severally represent and warrant to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agree with the Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust or the Administrator, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Trust will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

          Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Trust has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

          The foregoing representations in this Section 1(a)(i) do not apply to statements or omissions relating to the Underwriter made in reliance on and in conformity with information furnished in writing to the Trust by the Underwriter or its agents expressly for use in the Registration Statement, the 462(b) Registration Statement, Prospectus or preliminary prospectus (or any amendment or supplement to any of the foregoing), or with respect to representations of the Trust, the descriptions of the Investment Adviser (referred to in Section (1)(b)(iii) of this Agreement) contained in the foregoing.

          (ii)    Independent Registered Public Accountants.    As of the date of the report of the independent registered public accounting firm contained in the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent registered public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

          (iii)    Financial Statements.    The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Trust in all material respects at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

          (iv)    Expense Summary.    The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

          (v)    No Material Adverse Change.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital shares.

          (vi)    Good Standing of the Trust.    The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of Delaware and has power and authority to own and lease its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

          (vii)    No Subsidiaries.    The Trust has no subsidiaries.

          (viii)    Investment Company Status.    The Trust is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust or the Administrator, threatened by the Commission.

          (ix)    Officers and Trustees.    No person is serving or acting as an officer, trustee or investment adviser of the Trust except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is (A) an "interested person" (as defined in the 1940 Act) of the Trust or (B) an "affiliated person" (as defined in the 1940 Act) of the Underwriter. For purposes of this Section 1(a)(ix), the Trust and the Administrator shall be entitled to rely on representations from such officers and trustees.

          (x)    Capitalization.    The authorized, issued and outstanding shares of beneficial interest of the Trust is as set forth in the Prospectus. All issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement) and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

          (xi)    Authorization and Description of AMPS.    The AMPS to be purchased by the Underwriter from the Trust have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as described in the Registration Statement). In all material respects, the AMPS conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same, to the extent such rights are set forth in all material respects; no holder of the AMPS will be subject to personal liability by reason of being such a holder (except as described in the Registration Statement); and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Trust.

          (xii)    Absence of Defaults and Conflicts.    The Trust is not in violation of its Charter or by-laws, each as amended from time to time, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory and Management Agreement, the Custody Agreement, the Stock Transfer Agency Agreement, the Administration, Bookkeeping and Pricing Services Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the "Investment Advisory Agreement," the "Custody Agreement," the "Transfer Agency Agreement," the "Administration Agreement" and the "Auction Agency Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation (except for such violations that would not reasonably be expected to result in a Material Adverse Effect) of the provisions of the agreement and declaration of trust or by-laws of the Trust, each as amended from time to time, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations, other than State securities or "blue sky" laws applicable in connection with the purchase and distribution of the AMPS by the Underwriter pursuant to this Agreement. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

          (xiii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)    Accuracy of Exhibits.    There are no material contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

          (xv)    Possession of Intellectual Property.    The Trust owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

          (xvi)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws.

          (xvii)    Possession of Licenses and Permits.    The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus, except where the absence of such possession would not reasonably be expected to result in a Material Adverse Effect; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (xviii)    Advertisements.    Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Trust or the Administrator used in connection with the public offering of the AMPS (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of the NASD, Inc. ("NASD").

          (xix)    Subchapter M.    The Trust intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

          (xx)    Distribution of Offering Materials.    The Trust has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus or the sales materials.

          (xxi)    Accounting Controls.    The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii)    Absence of Undisclosed Payments.    To the Trust's knowledge, neither the Trust nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (xxiii)    Material Agreements.    This Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act in all material respects. Assuming due authorization, execution and delivery by the other parties thereto, each such Agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except as rights to indemnify or contribute thereunder may be limited by federal or state laws.

          (xxiv)    Registration Rights.    There are no persons with registration rights or other similar rights to have any securities of the Trust registered pursuant to the Registration Statement or otherwise registered by the Trust under the 1933 Act.

          (xxv)    Ratings.    The AMPS have been, or prior to the Closing Time will be, assigned a rating of "AAA" by both Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch Ratings, Inc. ("Fitch").

        (b)    Representations and Warranties by the Investment Adviser.    The Investment Adviser represents and warrants to the Underwriter, and in the case of paragraph (iii) also represents to the Trust, as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, as follows:

          (i)    Good Standing of the Investment Adviser.    The Investment Adviser has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except to the extent that failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on the Investment Adviser's ability to provide services to the Trust.

          (ii)    Investment Adviser Status.    The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Investment Advisory Agreement for the Trust as contemplated by the Prospectus.

          (iii)    Description of the Investment Adviser.    The descriptions of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such descriptions, in light of the circumstances under which they were made, not misleading.

          (iv)    Capitalization.    The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Investment Advisory Agreement.

          (v)    Authorization of Agreements; Absence of Defaults and Conflicts.    This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and, assuming due authorization, execution and delivery by the other parties thereto, the Investment Advisory Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution thereunder may be limited by federal and state law; and neither the execution and delivery of this Agreement or the Investment Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound, the limited partnership agreement of the Investment Adviser, or to the Investment Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations, except where such breach would not reasonably be expected to have a material adverse effect on the Investment Adviser's ability to perform the services contemplated by such agreement; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Investment Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, the American Stock Exchange ("AMEX") or state securities laws.

          (vi)    No Material Adverse Change.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement and the Investment Advisory Agreement.

          (vii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting either the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus (and has not been so disclosed).

          (viii)    Absence of Violation or Default.    The Investment Adviser is not in violation of its limited partnership agreement or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement.

        (c)    Officer's Certificates.    Any certificate signed by any officer of the Trust, the Administrator or the Investment Adviser delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Trust, the Administrator or the Investment Adviser, as the case may be, to the Underwriter as to the matters covered thereby.

  SECTION 2.    Sale and Delivery to Underwriter; Closing.

        (a)    AMPS.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of the Underwriter.

        (b)    Commission.    The Trust agrees to pay to the Underwriter a commission set forth in Schedule B as compensation to the Underwriter for its commitment under this Agreement.

        (c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriter and the Trust, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Trust (such time and date of payment and delivery being herein called "Closing Time" or the "Closing Date," as applicable).

        Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Underwriter of the AMPS to be purchased by the Underwriter.

        (d)    Denominations; Registration.    A certificate for the AMPS shall be registered in the name of Cede & Co., as nominee for the Depository Trust Company. The certificates for the AMPS will be made available for examination and packaging by the Underwriter in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

  SECTION 3.    Covenants.

        (a)   The Trust, the Administrator and the Investment Adviser, jointly and severally, covenant with the Underwriter as follows:

          (i)    Compliance with Securities Regulations and Commission Requests.    For a period of one year from the date hereof, the Trust, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Trust, threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii)    Filing of Amendments.    For a period of one year from the date hereof, the Trust will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

          (iii)    Delivery of Registration Statements.    The Trust has furnished or will deliver to the Underwriter, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and a signed copy of all consents and certificates of experts. The copy of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No copy of a post-effective amendment shall be required to be delivered after one year from the date hereof.

          (iv)    Delivery of Prospectuses.    The Trust has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v)    Continued Compliance with Securities Laws.    If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or for the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Trust will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request; provided that, if the supplement or amendment is required exclusively as a result of a misstatement in or omission from the information provided to the Trust in writing by the Underwriter expressly for use in the Prospectus, the Trust may deliver such supplement or amendment to the Underwriter and dealers at a reasonable charge not to exceed the actual cost thereof to the Trust.

          (vi)    Blue Sky Qualifications.    The Trust will use its best efforts, in cooperation with the Underwriter, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (vii)    Rule 158.    The Trust will make generally available to its securityholders as soon as practicable an earnings statement, if applicable, for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (viii)    Use of Proceeds.    The Trust will use the net proceeds received by it from the sale of the AMPS substantially in the manner specified in the Prospectus under "Use of Proceeds."

          (ix)    Restriction on Sale of Securities.    During a period of 180 days from the date of the Prospectus, the Trust will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of AMPS or any securities convertible into or exercisable or exchangeable for AMPS or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the AMPS, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of AMPS or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the AMPS to be sold hereunder or (2) AMPS issued or, for avoidance of doubt, purchased in the open market pursuant to any dividend reinvestment plan.

          (x)    Reporting Requirements.    The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

          (xi)    Subchapter M.    The Trust will use its best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

          (xii)    No Manipulation of Market for Securities.    The Trust will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the AMPS in violation of federal or state securities laws, and (b) except for share repurchases permitted in accordance with applicable laws, until the Closing Date (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

          (xiii)    Rule 462(b) Registration Statement.    If the Trust elects to rely upon Rule 462(b), the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

          (xiv)    Auditor's Confirmation.    The Trust will furnish to the Underwriter, on the date on which delivery is made to S&P and Fitch, the Auditor's Confirmation (as defined in the Statement of Preferences) corresponding to the Preferred Shares Basic Maintenance Report (as defined in the Statement of Preferences) for the first Valuation Date (as defined in the Statement of Preferences) following the Closing Time.

        (b)   On the Closing Date, and assuming the receipt of the proceeds of the issuance of the AMPS on such date, the Trust will use all or a portion of such proceeds to repay any liability that the Trust has for borrowed money outstanding on the Closing Date (except for short-term liabilities in connection with settling sales or purchases of portfolio securities), including interest thereon, including for this purpose any liability of the Trust outstanding on such date under any reverse repurchase agreement.

  SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Trust will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable costs of the preparation, printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS, (iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriter, (iv) the fees and disbursements of the Trust's counsel, accountants and other advisors, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the AMPS and (ix) the printing of any sales material.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a) hereof, the Trust and the Administrator, jointly and severally, agree that they shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

  SECTION 5.    Conditions of Underwriter's Obligations.

        The obligations of the Underwriter hereunder are subject to the accuracy in all material respects of the representations and warranties of the Trust, the Administrator and the Investment Adviser contained in Section 1 hereof or in certificates of any officer of the Trust, the Administrator or the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Trust, the Administrator and the Investment Adviser of their respective covenants and other obligations hereunder in all material respects, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m., New York City time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or, to the knowledge of counsel to the Underwriter and counsel to the Trust, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)) or, if the Trust has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

        (b)    Opinions of Counsel for the Trust, the Administrator and the Investment Adviser.    At Closing Time, the Underwriter shall have received the favorable opinions, dated as of the Closing Date, of counsel for the Trust, the Administrator and the Investment Adviser substantially to the effect set forth in Exhibit A hereto or in such other forms and substance reasonably satisfactory to counsel to the Underwriter. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust, the Administrator, the Investment Adviser and/or public officials.

        (c)    Opinion of Counsel for Underwriter.    At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriter, with respect to the matters set forth in clauses (A) (i), (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Trust), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of AMPS") and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

        (d)    Officers' Certificates.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust, of the President or a Vice President or Managing Director of the Administrator and of the President or a partner or chief financial officer of the Investment Adviser, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust, the Administrator and the Investment Adviser, respectively, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to Closing Time, and (iv) with respect to the Trust only, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

        (e)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f)    Bring-down Comfort Letter.    At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

        (g)    Rating.    The Trust shall have delivered and the Underwriter shall have received evidence satisfactory to the Underwriter that the AMPS are rated "AAA" by both S&P and Fitch as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the ratings accorded to the AMPS or any other securities issued by Trust by S&P or by Fitch.

        (h)    Asset Coverage.    As of the Closing Date and assuming receipt of the net proceeds from the sale of the AMPS, the Investment Company Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Statement of Preferences) each will be met.

        (i)    Additional Documents.    At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust, the Administrator and the Investment Adviser in connection with the organization and registration of the Trust under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

        (j)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Trust at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

  SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriter.    The Trust, the Administrator and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Trust; and

          (iii)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust, the Administrator or the Investment Adviser by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage and expense purchased the AMPS which are the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Prospectus was delivered to the Underwriter in a timely manner and if the Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such AMPS to such person.

        (b)    Indemnification of the Trust, Administrator, Investment Adviser, Trustees, Directors and Officers.    The Underwriter agrees to indemnify and hold harmless the Trust, the Administrator and the Investment Adviser, their respective trustees, directors and shareholders, each of the Trust's officers who signed the Registration Statement, and each person, if any, who controls the Trust, the Administrator or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust, the Administrator or the Investment Adviser by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)    Indemnification for Marketing Materials.    In addition to the foregoing indemnification, the Trust, the Administrator and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

        (d)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Trust, the Administrator and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (e)    Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) (through, if applicable, the provisions of Section 6(b)) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

  SECTION 7.    Contribution.

        If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then, in lieu of indemnifying such indemnified party, each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, the Administrator or the Investment Adviser on the one hand and the Underwriter on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, the Administrator and the Investment Adviser on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Trust, the Administrator and the Investment Adviser on the one hand and the Underwriter on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting discount received by the Underwriter (whether from the Trust or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the AMPS as set forth on such cover.

        The relative fault of the Trust, the Administrator and the Investment Adviser on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Administrator or the Investment Adviser or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Trust, the Administrator, the Investment Adviser and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each trustee and shareholder of the Trust and each director of the Administrator and Investment Adviser, respectively, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust, the Administrator or the Investment Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust, the Administrator and the Investment Adviser, respectively.

  SECTION 8.    Representations, Warranties and Agreements to Survive Delivery.

        All representations, warranties and covenants contained in this Agreement or in certificates of officers of the Trust, the Administrator or the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Trust, the Administrator or the Investment Adviser, and shall survive delivery of the AMPS to the Underwriter.

  SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Underwriter may terminate this Agreement, by notice to the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, the Administrator or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the common shares of the Trust has been suspended or materially limited by the Commission or the AMEX, or if trading generally on the New York Stock Exchange or the AMEX or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

  SECTION 10.    [RESERVED]

  SECTION 11.    Tax Disclosure.

        Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Trust, the Administrator and the Investment Adviser (and each employee, representative or other agent of the Trust) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

  SECTION 12.    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; notices to the Trust and the Administrator shall be directed to each at 1625 Broadway, Suite 2200, Denver, Colorado 80202, Attention: General Counsel; and notices to the Investment Adviser shall be directed to it at 260 Franklin Street, Suite 1920, Boston, Massachusetts 02110, Attention: General Counsel.

  SECTION 13.    Parties.

        This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Trust, the Administrator, the Investment Adviser and its respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Trust, the Administrator, the Investment Adviser and their respective successors and the controlling persons and officers, trustees, shareholders and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Trust, the Administrator, the Investment Adviser and their respective partners and successors, and said controlling persons and officers, trustees, shareholders and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of AMPS from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

  SECTION 14.    GOVERNING LAW AND TIME.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

  SECTION 15.    Effect of Headings.

        The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

  SECTION 16.    Delaware Statutory Trust

        A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this Certificate is executed on behalf of the Trust by an officer or trustee of the Trust in his or her capacity as an officer or trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

[signatures on following pages]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Trust, the Administrator and the Investment Adviser in accordance with its terms.

Very truly yours,
CLOUGH GLOBAL EQUITY FUND
By:
Name: Title:
ALPS MUTUAL FUNDS SERVICES, INC.
By:
Name: Title:
CLOUGH CAPITAL PARTNERS L.P.
By:
Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Authorized Signatory

SCHEDULE A

Number of AMPS
Name of Underwriter	Series M28		Series F7
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[	]	[	]

Total	[	]	[	]

Sch A-1

SCHEDULE B

Clough Global Equity Fund
[            ] Auction Market Preferred Shares, Series M28
[    ] Auction Market Preferred Shares, Series F7
Liquidation Preference $25,000 per Share

        1.     The initial public offering price per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

        2.     The purchase price per share for the AMPS to be paid by the Underwriter shall be $[            ], such discount from the initial public offering price representing the commission to be paid to the Underwriter for their commitment hereunder of $[250].

        3.     The initial dividend rate of the AMPS shall be [    ]% per annum.

Sch B-1

Exhibit A

FORM OF OPINION OF TRUST'S, ADMINISTRATOR'S AND INVESTMENT ADVISER'S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)

(A)
With respect to the Trust:

            (i)  The Trust has been duly organized and is validly existing as a statutory trust in good standing under the laws of Delaware.

           (ii)  The Trust has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii)  The Trust is duly qualified as a foreign business trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (iv)  To the best of our knowledge, the Trust does not have any subsidiaries.

           (v)  The authorized, issued and outstanding shares of beneficial interest of the Trust is as set forth in the Prospectus under the caption "Capitalization"; all issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and, except as set forth in the Prospectus, non-assessable and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); the AMPS conform in all material respects as to legal matters to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and to our knowledge none of the AMPS of the Trust were issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

          (vi)  The AMPS to be purchased by the Underwriter from the Trust have been duly authorized for issuance and sale to the Underwriter pursuant to the Purchase Agreement and, when issued and delivered by the Trust pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and, except as set forth in the Prospectus, non-assessable and, except as set forth in the Prospectus, no holder of the AMPS is or will be subject to personal liability by reason of being such a holder.

         (vii)  The issuance of the AMPS is not subject to preemptive or other similar rights of any securityholder of the Trust.

        (viii)  The Purchase Agreement has been duly authorized, executed and delivered by the Trust.

          (ix)  The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

           (x)  The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included

Exh A-1

  therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

          (xi)  If Rule 434 has been relied upon, the Prospectus was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

         (xii)  The form of certificate used to evidence the AMPS complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Trust.

        (xiii)  To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Trust is a party, or to which the property of the Trust is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Trust of its obligations thereunder.

        (xiv)  The information in the Prospectus under "Description of AMPS" and "Federal Income Tax Matters" and in the Registration Statement under Item 29 (Indemnification), to the extent that it constitutes matters of law, summaries of legal matters, the Trust's declaration of trust and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (xv)  Each of the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agency Agreement, the Auction Agency Agreement and the Purchase Agreement comply in all material respects with all applicable provisions of the 1940 Act, Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

        (xvi)  The Trust is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company; and, to our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

       (xvii)  To our knowledge, no person is serving as an officer, trustee or investment adviser of the Trust except in accordance with the 1940 Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no trustee of the Trust is an "interested person" (as defined in the 1940 Act) of the Trust or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

      (xviii)  There are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

        (xix)  All descriptions in the Registration Statement of contracts and other documents to which the Trust is a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xx)  To our knowledge, the Trust is not in violation of its declaration of trust or by-laws and no default by the Trust exists in the due performance or observance of any material obligation,

Exh A-2

  agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, which violations or defaults could reasonably be expected to have a Material Adverse Effect.

        (xxi)  To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the 1933 Act, the 1934 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance or sale of the AMPS or the consummation of the transactions contemplated by the Purchase Agreement.

       (xxii)  The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties, assets or operations.

      (xxiii)  The Purchase Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement, the Auction Agency Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement, each of the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Deloitte & Touche LLP, the independent registered public accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary

Exh A-3

to enable us to give the opinions with respect to the Trust in paragraphs (A)(v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(B)
With respect to the Investment Adviser:

            (i)  The Investment Adviser is duly organized and is validly existing as a partnership in good standing under the laws of the State of Delaware.

           (ii)  The Investment Adviser has full limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

          (iii)  The Investment Adviser is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a material adverse effect.

          (iv)  The Investment Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the 1940 Act or the Rules and Regulations from acting under the Investment Advisory Agreement for the Trust as contemplated by the Prospectus.

           (v)  The Purchase Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser, and the Investment Advisory Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (vi)  To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Investment Adviser is a party, or to which the property of the Investment Adviser is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus.

         (vii)  To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

Exh A-4

        (viii)  To our knowledge, the Investment Adviser is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Investment Adviser exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

          (ix)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.

           (x)  The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Investment Adviser with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Investment Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Investment Adviser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Investment Adviser), nor will such action result in any violation of the provisions of the charter or by-laws of the Investment Adviser, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Investment Adviser or any of its properties, assets or operations.

        In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Deloitte & Touche LLP, the independent registered public accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the description of the Investment Adviser in the Registration Statement and the Prospectus, at the time such Registration Statement became effective, at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C)
With respect to the Administrator:

            (i)  The Administrator is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

           (ii)  The Administrator has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

Exh A-5

          (iii)  The Administrator is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a material adverse effect on the Administrator.

          (iv)  The Purchase Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Administrator, and the Administration Agreement constitutes a valid and binding obligation of the Administrator, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

           (v)  To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Administrator is a party, or to which the property of the Administrator is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Administrator, materially and adversely affect the properties or assets of the Administrator or materially impair or adversely affect the ability of the Administrator to function as an administrator or perform its obligations under the Administration Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus.

          (vi)  To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (vii)  To our knowledge, the Administrator is not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Administrator exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

        (viii)  To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act, the 1940 Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement.

          (ix)  The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Administrator with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Administrator pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Administrator is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of

Exh A-6

  the charter or by-laws of the Administrator, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Administrator or any of its properties, assets or operations.

        In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Deloitte & Touche LLP, the independent registered public accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exh A-7

QuickLinks

  Exhibit 99(h)
SCHEDULE A
SCHEDULE B
  Exhibit A